HERC HOLDINGS INC.
EXECUTIVE OFFICER PERFORMANCE STOCK UNIT AGREEMENT
Grant Date: [●]
Participant: [●]
Grant Target Number of Performance Stock Units: [●]

THIS EXECUTIVE OFFICER PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”) is entered into as of the date set forth above (the “Grant Date”) by and between Herc Holdings Inc., a Delaware corporation (the “Company”), and the participant identified above (the “Participant”), pursuant to the Herc Holdings Inc. 2018 Omnibus Incentive Plan (as amended from time to time, the “Plan”). The electronic acceptance of this Agreement is incorporated herein by reference.
1.Grant and Acceptance of Performance Stock Units. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the target number of performance stock units (the “Performance Stock Units”) set forth above (the “Grant Target Number”), which shall be subject to the terms and conditions of the Plan and this Agreement, including the adjustments as provided in this Agreement (including, without limitation, Section 2(c)(ii)). The Participant must accept this Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Participant indicating availability for acceptance.
This Agreement is subordinate to, and the terms and conditions of the Performance Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.    Vesting of Performance Stock Units; Dividend Equivalents.
(a)    Generally. Except as otherwise provided in this Section 2, that number of Performance Stock Units equal to the Grant Target Number of Performance Stock Units (as may have been modified by this Agreement (including, without limitation, Section 2(c))) multiplied by the Target Adjustment Percentage (as defined in Exhibit A) attained for the Performance Period shall become vested as of the last day of the Performance Period (as defined in Exhibit A) (such date, the “Vesting Date”), subject to (i) the achievement of the performance criteria established by the Committee for the Performance Period (the “Performance Criteria”), and (ii) the continued employment of the Participant by the Company or any Subsidiary thereof from the Grant Date through the Vesting Date (except as otherwise provided under Section (2)(c) and (d)).
Performance Stock Units that become vested in accordance with the prior paragraph shall be settled as provided in Section 3. To the extent that any Performance Stock Units do
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not become vested as of the Vesting Date as provided above, such Performance Stock Units shall immediately be forfeited and canceled.
(b)    Forfeiture Due to Performance Criteria Non-Achievement. If the Committee determines on the Determination Date (as defined in Section 3(a)) that the Performance Criteria have not been achieved for the Performance Period and/or the Target Adjustment Percentage is 0% for the Performance Period, all Performance Stock Units shall immediately be forfeited and canceled.
(c)    Termination of Employment.
(i)    Death or Disability. If the Participant’s employment is terminated prior to the Vesting Date due to death or Disability, that number of Performance Stock Units equal to the Grant Target Number of Performance Stock Units shall become vested as of such termination. Such vested Performance Stock Units shall be settled as provided in Section 3.
(ii)    Retirement or Involuntary Termination by the Company, Not for Cause. If the Participant’s employment is terminated prior to the Vesting Date due to Retirement or, after the first anniversary of the commencement of the Performance Period, due to an involuntary termination by the Company or any Subsidiary, without Cause, that number of Performance Stock Units equal to the Grant Target Number of Performance Stock Units multiplied by a fraction, the numerator of which is the number of full completed months elapsed since the commencement of the Performance Period, and the denominator of which is 36, shall become vested as of such termination. Such vested Performance Stock Units shall be settled as provided in Section 3, subject to Section 7(g). Any Performance Stock Units that remain unvested after giving effect to the preceding sentences shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.
(iii)    Any Other Reason. If the Participant’s employment terminates (whether by the Participant or by the Company or a Subsidiary) for any reason other than death or Disability prior to the Vesting Date, and subject to acceleration of vesting pursuant to Section 2(c)(ii) and Section 2(d), any outstanding Performance Stock Units that are not vested as of such time shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.
(d)    Change in Control.
(i)    Except to the extent that the Participant holds an Alternative Award following a Change in Control prior to the Vesting Date in accordance with Section 2(d)(ii) of this Agreement and Section 9.2 of the Plan, that number of Performance Stock Units equal to the Grant Target Number of Performance Stock Units shall become fully vested immediately prior to such Change in Control, and such Performance Stock Units shall be settled as set forth in Section 3, subject to the continued employment of the Participant by the Company or any Subsidiary thereof until the date of the Change in Control.

(ii)    Notwithstanding Section 2(d)(i), no cancellation, termination, vesting or settlement or other payment shall occur with respect to the Performance Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Performance Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan. If the Committee makes such a determination, then the Award shall continue to vest in accordance with Section 2 of this Agreement with respect to that number of Performance Stock Units equal to the Grant Target Number of Performance Stock Units based solely on the vesting requirements relating to the Participant’s continued employment (disregarding whether or not the Performance Criteria is achieved), and such Performance Stock Units also shall become fully vested if the Participant’s employment is terminated involuntarily by the Company or its successor without Cause within two years after the date of the Change in Control, to the extent not vested previously.
(e)    Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, and subject to Section 7(g) of this Agreement and Section 11.7 of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any Performance Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
(f)    Dividend Equivalents. Participant shall be entitled to receive an amount equal to any cash dividend paid by the Company upon one share of Common Stock for each Performance Stock Unit held by Participant for any such dividend whose record date falls in the period commencing on the Grant Date and ending immediately prior to the issuance of the underlying shares of Common Stock (“Dividend Equivalent”), provided that, (i) Participant shall have no right to receive the Dividend Equivalents unless and until the associated Performance Stock Units vest, (ii) Dividend Equivalents shall not accrue interest and (iii) Dividend Equivalents shall be accumulated and paid in cash at the same time that the associated Performance Stock Units are settled.
3.    Determination of Performance and Settlement of Performance Stock Units.
(a)    Determination of Performance. As soon as administratively feasible after the end of the Performance Period (as defined in Exhibit A), unless the Performance Stock Units vested previously under Section 2(c) or (d), the Committee shall determine whether or not, and to what extent, the Performance Criteria have been achieved and the Target Adjustment Percentage for the Performance Period. The date on which the Committee makes such determination is referred to herein as the “Determination Date” for the Performance Period.
(b)    Settlement. Subject to the following sentence, within 30 days after any Performance Stock Units have become vested, the Company shall issue to the Participant one share of Common Stock underlying each such vested Performance Stock Unit. Notwithstanding the preceding sentence, if Restricted Stock Units held by a Participant who could become Retirement-eligible prior to the Vesting Date become vested as a result of a Change in Control and the Change in Control does not qualify as a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code, then the Company shall not settle such Performance Stock Units until the earlier of (A) the Participant’s termination of employment and (B) the Vesting Date, to the extent required to comply with Section 409A of the Code. For the avoidance of doubt, the preceding two sentences are subject to Section 7(g) of this Agreement and Section 11.7 of the Plan. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable law, this Agreement and any other agreement to which such shares are subject. The Participant’s settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.
4.    Forfeiture. Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, as defined in Section 4.6 of the Plan, the Participant engages in Wrongful Conduct, then any outstanding Performance Stock Units for which the Restriction Period has not then lapsed (or for which settlement has not yet occurred) shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct. If the Participant engages in Wrongful Conduct during the Covered Period or if the Participant’s employment is terminated for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the vesting of any Performance Stock Units having a Vesting Date within the Wrongful Conduct Period. By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Participant any amounts the Participant owes to the Company under this Section 4 to the extent permitted by law. This right of setoff is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 4. The Participant’s obligations under this Section 4 shall be cumulative of any similar obligations the Participant has under the Plan, this Agreement, any Company policy, standard or code (including, without limitation, the Company’s Code of Ethics), or any other agreement with the Company or any Subsidiary.
5.    Issuance of Shares.
(a)    Notwithstanding any other provision of this Agreement, the Participant may not sell or transfer the shares of Common Stock acquired upon settlement of the Performance Stock Units except in compliance with all applicable laws and regulations.
(b)    The shares of Common Stock issued in settlement of the Performance Stock Units shall be registered in the Participant’s name, or, if applicable, in the names of the Participant’s beneficiary, heirs or estate. Such shares shall be issued in uncertificated, book entry form. The book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.
(c)    To the extent permitted by Section 409A of the Code, the grant of the Performance Stock Units and issuance of shares of Common Stock upon settlement of the Performance Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Performance Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. To the extent permitted by Section 409A of the Code, as a condition to the settlement of the Performance Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
(d)    The Company shall not be required to issue fractional shares of Common Stock upon settlement of the Performance Stock Units. All fractional shares of Common Stock shall be rounded to the nearest whole share.
(e)    To the extent permitted by Section 409A of the Code, the Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such shares on the Participant’s behalf upon the Participant’s Disability (if necessary), or upon the Participant’s estate’s behalf after the death of the Participant, is appropriately authorized.
6.    Participant’s Rights with Respect to the Performance Stock Units.
(a)    Restrictions on Transferability. The Performance Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company or by will or by the laws of descent and distribution to a beneficiary designated in accordance with procedures established by the Company or to the estate of the Participant upon the Participant’s death (or to such other persons or entities as provided under Section 11.1 of the Plan and approved by the Committee or Board); provided that any permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the Participant continued to hold the Performance Stock Units (except that such permitted transferee may only transfer the Performance Stock Units by will or by the laws of descent and distribution upon the transferee’s death). Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 6(a), shall be void and of no effect. The Company shall not be required to recognize on its books any action taken in contravention of these restrictions.
(b)    No Rights as Stockholder. Except as set forth in Section 2(f) above, the Participant shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Performance Stock Units granted hereby unless and until shares of Common Stock are issued to the Participant in respect thereof.
7.    Miscellaneous.
(a)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, and, for the avoidance of doubt, in the case of the Company, subject to Section 4.4 and Article IX of the Plan.
(c)    No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries (regardless of whether such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan). This Agreement is not to be construed as a contract of employment between the Company and the Participant. Nothing in the Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.
(d)    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other (provided, however, that such notices and communications may, in the alternative, be sent to the Company by electronic mail to the address listed below):
If to the Company, to it at:
Herc Holdings Inc.
27500 Riverview Center Blvd.
Bonita Springs, FL 34134
Attention: Chief Legal Officer
Email: wade.sheek@hercrentals.com
If to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the
Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
(e)    Amendment. This Agreement may be amended in writing from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Performance Stock Units as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Participant.
(f)    Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(g)    Tax Withholding; Section 409A.
(i)    The Company shall have the right and power to deduct from all amounts paid to the Participant in cash or shares (whether under the Plan or otherwise) or to require the Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to the Performance Stock Units. No shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the withholding tax obligations applicable with respect to such Performance Stock Units. To the extent permitted by Section 409A of the Code, the Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Participant may elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of the Performance Stock Units) to satisfy, in whole or in part, the amount required to be withheld.
(ii)    It is intended that the provisions of this Agreement comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A and any similar state or local law. Notwithstanding any other provision in this Agreement, if the Participant is a “specified employee,” as defined in Section 409A of the Code, as of the date of Participant’s separation from service, then to the extent any amount payable to the Participant (A) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (B) is payable upon the Participant’s separation from service and (C) under the terms of this Agreement would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (x) the first business day following the six-month anniversary of the separation from service and (y) the date of the Participant’s death. For purposes of this Agreement, termination of employment shall be construed consistent with a “separation from service” under Section 409A of the Code, and all payments under this Agreement will be construed as a series of separate payments to the maximum extent permitted by Section 409A of the Code.
(h)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(i)    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Performance Stock Units evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Performance Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.
(j)    Employee Data Privacy. The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.
(k)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Performance Stock Units evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Performance Stock Units via Company web site or other electronic delivery.
(l)    Claw Back or Compensation Recovery Policy. Without limiting any other provision of this Agreement or the Plan, the Performance Stock Units shall be subject to the Company’s Amended and Restated Compensation Recovery Policy (as amended from time to time, and including any successor or replacement policy or standard).
(m)    Company Rights. The existence of the Performance Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(n)    Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this

Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.
(o)    Further Assurances. The Participant agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Participant’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.
(p)    Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(q)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.